UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 30, 2008
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

   (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On May 30, 2008, BioScrip, Inc. (the “Company”) entered into a new Employment Agreement (the “Employment Agreement”) with Richard H. Friedman, the Company’s Chairman and CEO. Mr. Friedman’s previous employment agreement with the Company was set to expire by its terms on May 31, 2008. Pursuant to the terms of the Employment Agreement, the Company agreed to employ Mr. Friedman as the Company’s Chief Executive Officer, President and Chairman for the period commencing June 1, 2008 and continuing through and including May 31, 2011; provided that the agreement shall be extended for up to four additional one year periods unless either party provides written notice of termination to the other not less than ninety days prior to the expiration of the then current term. During the term of the Employment Agreement Mr. Friedman will be paid a base salary of $850,000.00 per annum. In addition, Mr. Friedman is eligible (i) to participate in the Company’s benefit programs, (ii) to receive a bonus each calendar year under the Company’s then applicable short- and long-term bonus or other incentive plans (with a maximum target payment equal to 100% of his annual salary) upon the achievement of pre-established performance goals; and (iii) to participate in the Company’s long term incentive equity plans and programs in a manner commensurate with his offices and positions. As a signing bonus, Mr. Friedman received a one-time special performance share award of 200,000 shares of restricted common stock, subject to the achievement of certain performance and time measures as set forth in the Employment Agreement (the “Special Equity Award”).
     If Mr. Friedman’s employment is terminated early due to his death: (i) he is entitled to receive his salary and other benefits earned and prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) with the exception of the Special Equity Award, all unvested options and restricted stock shall immediately vest and (together with all fully vested and exercisable options held by him) may be exercisable by his estate for the earlier to occur of one year following his date of death or the original expiration date of the option, (iii) his estate shall be entitled to receive a pro rata bonus for the year in which such death occurred, (iv) any and all deferred compensation shall be paid to Mr. Friedman’s estate, and (v) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.
     If Mr. Friedman’s employment is terminated early due to his disability (as defined in the Employment Agreement): (i) he is entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) with the exception of the Special Equity Award, all unvested options and restricted stock shall immediately vest and (together with all fully vested and exercisable options held by him) may be exercisable by him for the earlier to occur of one year following his date of death or the original expiration date of the option, (iv) he shall receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance), continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.
     If the Company terminates Mr. Friedman for “Cause” (as defined in the Employment Agreement): (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) all vested and unvested stock options shall lapse and terminate immediately, (iii) all unvested restricted stock shall be forfeited, and (iv) all earned and unearned performance shares (including performance shares granted as part of the Special Equity Award) shall lapse and terminate immediately.
     If Mr. Friedman terminates his employment during the term and it is other than as a result of his death or disability or without Good Reason (as defined in the Employment Agreement): (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) all fully vested and exercisable stock options may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iii) all unvested restricted stock shall be forfeited, and (iv) all unearned performance shares (including performance shares granted as part of the Special Equity Award) shall lapse and terminate immediately.
     If the Company terminates Mr. Friedman’s employment without Cause: (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options and restricted stock shall immediately vest and (together with any other vested and exercisable options then held by Mr. Friedman) may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iv) he will be entitled to receive for a period of two years following termination his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and immediately paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.
     If Mr. Friedman terminates his employment for Good Reason: (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options and restricted stock shall immediately vest and (together with any other vested and exercisable options then held by Mr. Friedman) may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iv) he will be entitled to receive for a period of two years following termination his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and immediately paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.
     If within one year following a “Change of Control” (as defined in the Employment Agreement) Mr. Friedman is terminated by the Company or any successor, or within such one year period he elects to terminate his employment for Good Reason: (i) he shall be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options shall fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised for one year following termination, and (iv) all unvested shares of restricted stock shall fully vest. In addition, Mr. Friedman will be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination, continuing coverage under all benefits plans and programs to which he was previously entitled and to the extent possible, his beneficiaries and/or estate shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code.
     If either party elects not to renew the Employment Agreement at the end of the initial or any renewal term thereof, then Mr. Friedman shall be entitled to receive a retirement payment in the amount of $1,700,000.00 (the equivalent of two years salary), which shall increase by 25% for each year (or part thereof) that Mr. Friedman remains employed with the Company following the initial three year term of the Employment Agreement. In addition, if Mr. Friedman’s employment with the Company is terminated without Cause or he terminates his employment for Good Reason, then he is entitled to receive, in addition to any other amounts provided for as a result of such termination, an amount equal to the incremental retirement benefit for each year (or portion thereof he remains employed after the initial three year term). The retirement benefit shall be paid to Mr. Friedman in equal monthly installments over a five year period beginning on the first day of the month following his termination. In the event of his death prior to payment in full of the retirement benefit, the remainder shall be paid to a beneficiary designated by Mr. Friedman, or if no beneficiary is named to his estate.
     Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any business competitive with the business of the Company during the term of employment and for one year following the later of his termination or his receipt of severance payments. Similarly, during the term and for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer. Mr. Friedman has also agreed to keep confidential during the term of employment and thereafter all information concerning the Company and its business.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed with this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.      The following are furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated May 30, 2008, between BioScrip, Inc. and Richard H. Friedman.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

BIOSCRIP, INC.
Date: June 3, 2008	By:	/s/ David L. Frankel
David L. Frankel,
Assistant Secretary and Assistant General Counsel

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